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                                                                     EXHIBIT (6)

                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT

       THIS AGREEMENT is made as of this 1st day of June, 1996 by and among THE GALAXY VIP FUND, a Massachusetts business trust ("Galaxy VIP"), FIRST DATA INVESTOR SERVICES GROUP, INC., a Massachusetts corporation ("FDISG"), and 440 FINANCIAL DISTRIBUTORS, INC., a Massachusetts corporation (the "Distributor") and a wholly-owned subsidiary of FDISG.

                              W I T N E S S E T H

       WHEREAS, Galaxy VIP is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

       WHEREAS, Galaxy VIP is currently offering units of beneficial interest, par value $.001 (the "Shares"), representing interests in the following investment portfolios: Money Market Fund, Equity Fund, Asset Allocation Fund and High Quality Bond Fund (individually a "Fund" and collectively the "Funds"); and

       WHEREAS, the Distributor currently serves as distributor for the Funds pursuant to a Distribution Agreement dated as of March 31, 1995 by and among Galaxy VIP, FDISG and the Distributor (the "Existing Agreement"); and

       WHEREAS, the parties hereto wish to amend and restate the Existing Agreement in its entirety to reflect certain changes to the terms thereof;

       NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby the parties hereto agree as follows:

1.     Service as Distributor.
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       1.1    The Distributor will act as Galaxy VIP's disclosed agent for the distribution of the Shares covered by the registration statement and prospectus then in effect under the Securities Act of 1933, as amended (the "1933 Act"). The Distributor will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

       1.2 The Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. Galaxy VIP understands that the Distributor is the distributor, and may in the future be the distributor, of the shares of other investment companies' portfolios ("Portfolios") including Portfolios having investment
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objectives similar to those of the Funds.  Galaxy VIP further understands that investors and potential investors in the Funds may invest in shares of such other Portfolios. Galaxy VIP agrees that the Distributor's duties to such Portfolios shall not be deemed in conflict with its duties to Galaxy VIP under this paragraph 1.2.

       1.3 The Distributor shall, at its own expense, finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature.

       1.4 All activities by the Distributor and its agents and employees as distributor of the Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934, as amended.

       1.5 The Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds.

       1.6 The Distributor will transmit any orders received by it for purchase or redemption of the Shares to Galaxy VIP's transfer agent and custodian.

       1.7 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, Galaxy VIP's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

       1.8 The Distributor may enter into selling agreements with selected dealers or other institutions with respect to the offering of the Shares to the public. Each such selling agreement will provide (a) that all payments for purchases of Shares will be sent directly from the dealer or such other institution to the Funds' transfer agent and (b) that, if payment is not made with respect to purchases of Shares at the customary or required time for settlement of the transaction, the Distributor will have the right to cancel the sale of the Shares ordered by the dealer or such other institution, in which case the dealer or such other institution will be responsible for any loss suffered by the Fund or the Distributor resulting from such cancellation. The Distributor may also as disclosed agent for a Fund sell Shares of that Fund to individual investors, such





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transactions to be specifically approved by an officer of that Fund.

       1.9 The Distributor will send a confirmation to each purchaser of Shares under this Agreement. Such confirmations will comply with all applicable Federal and state laws and rules and regulations of authorized regulatory bodies and will clearly state that the Distributor is acting as agent in the transaction and that all remittances, registration instructions and certifications for redemption should be sent directly to the Funds' transfer agent. Such confirmations will also set forth the mailing address and delivery address of the Funds' transfer agent.

       1.10 Galaxy VIP agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may designate.

       1.11 Galaxy VIP shall furnish from time to time, for use in connection with the sale of the Shares, such written information with respect to the Funds and the Shares as the Distributor may reasonably request; and Galaxy VIP warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. Galaxy VIP shall also furnish the Distributor upon request with (a) unaudited semi-annual statements of the Funds' books and accounts, (b) quarterly earnings statements of the Funds, (c) a monthly itemized list of the securities in the Funds, (d) monthly balance sheets as soon as practicable after the end of each month, and
(e) from time to time such additional information regarding the Funds' financial condition as the Distributor may reasonably request.

       1.12 Galaxy VIP represents to the Distributor that all registration statements and prospectuses filed by Galaxy VIP with the Securities and Exchange Commission under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of said Act and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectuses filed with the Securities and Exchange Commission and any amendments and supplements thereto, including statements of additional information incorporated therein by reference, which at any time shall have been filed with the Securities and Exchange Commission. Galaxy VIP represents and warrants to the Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Act and the rules and regulations of the Securities and Exchange Commission; that all statements of fact contained in any such





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registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. Galaxy VIP may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus, as, in the light of future developments, may, in the opinion of Galaxy VIP's counsel, be necessary or advisable. Galaxy VIP shall promptly notify the Distributor of any advice given to it by Galaxy VIP's counsel regarding the necessity or advisability so to amend or supplement such registration statement or prospectus. If Galaxy VIP shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by Galaxy VIP of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. Galaxy VIP shall not file any amendment to any registration statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit Galaxy VIP's right to file at any time such amendments to any registration statement and/or statements to any prospectus, of whatever character, as Galaxy VIP may deem advisable, such right being in all respects absolute and unconditional.

       1.13 Galaxy VIP authorizes the Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. Galaxy VIP agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any institution who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that Galaxy VIP's agreement to indemnify the Distributor, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations contained in any registration statement or in any





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prospectus that were furnished in writing to Galaxy VIP or its counsel by the
Distributor and used in the answers to the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that Galaxy VIP's agreement to indemnify the Distributor and Galaxy VIP's representations and warranties hereinbefore set forth in paragraph 1.12 shall not be deemed to cover any liability to Galaxy VIP or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of the Distributor's reckless disregarding of its obligations and duties under this Agreement. Galaxy VIP's agreement to indemnify the Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon Galaxy VIP's being notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to Galaxy VIP at its principal office in Westboro, Massachusetts and sent to Galaxy VIP by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure so to notify Galaxy VIP of any such action shall not relieve Galaxy VIP from any liability which Galaxy VIP may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of Galaxy VIP's indemnity agreement contained in this paragraph 1.12. Galaxy VIP will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by Galaxy VIP and approved by the Distributor, which approval shall not unreasonably be withheld. In the event Galaxy VIP elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case Galaxy VIP does not elect to assume the defense of any such suit, or in case the Distributor reasonably does not approve of counsel chosen by Galaxy VIP, Galaxy VIP will reimburse the Distributor, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. Galaxy VIP's indemnification agreement contained in this paragraph 1.12 and Galaxy VIP's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the





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Distributor's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. Galaxy VIP agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against Galaxy VIP or any of its officers or trustees in connection with the issuance and sale of any Shares.

       1.14 FDISG and the Distributor agree to indemnify, defend and hold Galaxy VIP, its several officers and trustees, and any person who controls Galaxy VIP within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Galaxy VIP, its officers or trustees or any such controlling person, may incur under the 1933 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by Galaxy VIP, its officers or trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by the Distributor to Galaxy VIP or its counsel and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by the Distributor to Galaxy VIP or its counsel required to be stated in such answers or necessary to make such information not misleading. The agreement of FDISG and the Distributor to indemnify Galaxy VIP, its officers and trustees, and any such controlling person, as aforesaid, is expressly conditioned upon FDISG's and the Distributor's being notified of any action brought against Galaxy VIP, its officers or trustees, or any such controlling person, such notification to be given by letter or telegram addressed to FDISG and the Distributor at their principal offices in Westboro, Massachusetts, and sent to FDISG and the Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. FDISG and the Distributor shall have the right of first control of the defense of such action, with counsel of their own choosing, satisfactory to Galaxy VIP, if such action is based solely upon such alleged misstatement or omission on the Distributor's part, and in any other event Galaxy VIP, its officers or trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify FDISG and the Distributor of any such action shall not relieve FDISG and the Distributor from any liability which FDISG and the Distributor may have to Galaxy VIP, its officers or trustees, or to such controlling person by reason of any such untrue or





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alleged untrue statement, or omission or alleged omission, otherwise than on account of FDISG's and the Distributor's indemnity agreement contained in this paragraph 1.14.

       1.15 No Shares shall be offered by either the Distributor or Galaxy VIP under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by Galaxy VIP if and so long as effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 10(a)(2) of the 1933 Act is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.15 shall in any way restrict or have any application to or bearing upon Galaxy VIP's obligation to repurchase Shares from any shareholder in accordance with the provisions of Galaxy VIP's prospectus or Declaration of Trust.

       1.16 Galaxy VIP agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

                 (a) of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect or for additional information;

                 (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on Galaxy VIP of any proceeding for that purpose;

                 (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

                 (d) of all action of the Securities and Exchange Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

       For purposes of this paragraph 1.16, informal requests by or acts of the Staff of the Securities and Exchange Commission shall not be deemed actions of or requests by the Securities and Exchange Commission.

       1.17 The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information





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of Galaxy VIP all records and other information relative to Galaxy VIP and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Galaxy VIP, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Galaxy VIP.

       1.18 This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

       1.19 The names "The Galaxy VIP Fund" and "Trustees of The Galaxy VIP Fund" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 27, 1992 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of Galaxy VIP. The obligations of "The Galaxy VIP Fund" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, or representatives of Galaxy VIP personally, but bind only the Trust Property, and all persons dealing with any class of Shares of Galaxy VIP must look solely to the Trust Property belonging to such class for the enforcement of any claims against Galaxy VIP.

       1.20 FDISG and the Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by Galaxy VIP in connection with the performance by the Distributor of its services hereunder, except for a loss resulting from willful misfeasance, bad faith or negligence on the part of the Distributor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

2.       Term.
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         This Agreement shall become effective as of June 1, 1996 and, unless sooner terminated as provided herein, shall continue until May 31, 1997 and thereafter shall continue automatically for successive annual periods ending on May 31 of each year, provided such continuance is specifically approved at least annually by (a) Galaxy VIP's Board of Trustees or (b) by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of Galaxy VIP, provided that in either event the continuance is also approved by a
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majority of Galaxy VIP's trustees who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to





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this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on sixty days' notice, by Galaxy VIP's Board of Trustees, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of Galaxy VIP, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

3.       Counterparts.
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         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                            THE GALAXY VIP FUND

                                            By:/s/John T. O'Neill
                                               ---------------------
Attest:/s/W. Bruce McConnel, III               President
       --------------------------
       Secretary
                                            FIRST DATA INVESTOR SERVICES
                                              GROUP, INC.


                                            By:
                                               ---------------------------
                                            Title:

Attest:
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                                            440 FINANCIAL DISTRIBUTORS, INC.

                                            By:
                                               ----------------------------
                                            Title:


Attest:
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